                                                                   EXHIBIT 10.7
                           RESTATED PURCHASE AGREEMENT


                  RESTATED PURCHASE AGREEMENT dated as of July 31, 2000 by and between NEW CENTURY MORTGAGE CORPORATION (the "Seller"), a California corporation, and U.S. BANK NATIONAL ASSOCIATION (the "Purchaser"), a national banking association.

                  The parties hereto are parties to a Purchase Agreement dated as of July 20, 2000 (the "Original Agreement"), and desire to amend and restate the Original Agreement as set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.01 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following respective meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ADVERSE CLAIM": a lien, security interest, charge, encumbrance or other right or claim of any Person claiming an interest in any Purchased Receivable.

                  "BUSINESS DAY": any day other than Saturday, Sunday or public holiday or equivalent for banks in Minneapolis, Minnesota.

                  "CLOSING DATE": with respect to the Purchased Receivables described in any Purchase Request, the date specified therein for the purchase of such Purchased Receivables.

                  "COLLECTIONS": with respect to any Receivable, all cash payments of principal, interest, fees and other sums due under such Receivable and all other cash collections, insurance proceeds and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Assets.

                  "EFFECTIVE PERIOD": the period from July 31, 2000 through but excluding the date either the Seller or the Purchaser notifies the other in writing that it desires to terminate this Agreement.

                  "ELIGIBLE RECEIVABLE": a Receivable with respect to which all of the representations and warranties set forth in Sections 4.01(g) - (q) are true and correct as of the applicable Closing Date.

                  "EVENT OF INSOLVENCY": the Seller shall not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up,

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reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property.

                  "FORECLOSURE ADVANCE": a recoverable advance made by Seller for T&I Payments or the costs of repair or enforcement in connection with the foreclosure or other enforcement of a Mortgage Loan which is part of a pool of Mortgage Loans backing a mortgage-backed security being serviced by the Seller under a Servicing Contract.

                  "FORECLOSURE ADVANCE RECEIVABLE": on a date of determination, a valid, readily enforceable claim of the Seller to retain amounts received or to be received from an obligor, or out of the foreclosure proceeds, under a Mortgage Loan serviced by the Seller to reimburse the Seller for a Foreclosure Advance.

                  "MORTGAGE": a mortgage or deed of trust on real property which has been improved by a completed single family (i.e., one to four family units) dwelling unit (i.e., a detached house, townhouse or condominium).

                  "MORTGAGE LOAN": a Mortgage Note and the related Mortgage.

                  "MORTGAGE NOTE": a promissory note which has a term not exceeding 30 years evidencing a loan or advance which is secured by a Mortgage.

                  "OBLIGATIONS": any and all indebtedness, obligations and liabilities of the Seller to the Purchaser (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred) arising out of or related to the Purchase Documents.

                  "OBLIGOR": with respect to a Receivable, the Person obligated on such Receivable.

                  "OUTSTANDING BALANCE": with respect to any Receivable, the unpaid principal balance thereof.

                  "PERSON": any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "POOL P&I PAYMENT": a recoverable payment of delinquent principal or interest on a Mortgage Loan (other than a Mortgage Loan which is in bankruptcy or in the process of foreclosure) which is part of a pool of Mortgage Loans backing a mortgage-backed security and which payment the Seller is obligated to fund under a Servicing Contract.



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

                  "POOL P&I PAYMENT RECEIVABLE": on a date of determination, a valid, readily enforceable claim of the Seller to retain amounts received or to be received from an obligor under a Mortgage Loan serviced by the Seller that is currently due from such obligor to reimburse the Seller for a Pool P&I Payment.

                  "PURCHASE DOCUMENTS": this Agreement and each other document, instrument or agreement executed by the Seller in connection with the transfer or servicing of the Receivables hereunder, as any of the same may be amended, restated, renewed or replaced from time to time.

                  "PURCHASE PRICE": as such term is defined in Section 2.02 hereof.

                  "PURCHASE REQUEST": the request in the form of Exhibit A hereto.

                  "PURCHASED RECEIVABLES": Receivables purchased by the Purchaser, and not repurchased by the Seller, thereunder.

                  "RECEIVABLE": a Pool P&I Payment Receivable, a T&I Payment Receivable, a Foreclosure Advance Receivable or a Mortgage Loan.

                  "RELATED ASSETS": with respect to any Receivable, the following:

                       (a) any agreement, document or instrument evidencing or securing such Receivable, pursuant to which such Receivable arose, by which such Receivable is governed, or relating to such Receivable, including, without limitation, with respect to Mortgage Loans, Mortgage Notes and Mortgages;

                       (b) all guaranties related to such Receivable;

                       (c) all real or personal property, contract rights, accounts, general intangibles, or other proceeds, amounts or payments relating to such Receivable;

                       (d) with respect to each Foreclosure Advance Receivable, Pool P&I Payment Receivable and T&I Payment Receivable, all right, title and interest of the Seller in and to all Mortgage Loans in connection with which such Receivable arose, and all Mortgage Notes and Mortgages related thereto;

                       (e) all title opinions or title insurance policies, escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of Mortgage Loans) and other information and data of the Seller relating to such Receivables; and


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                      (f) all additions to, modifications of, replacements for,
         payments in respect of, and proceeds of the foregoing.

                  "SERVICER": as such term is defined in Section 8.01 hereof.

                  "SERVICING CONTRACT": a contract or agreement purchased by the Seller or entered into by the Seller for its own account (and not as nominee or subservicer), whether now existing or hereafter purchased or entered into, pursuant to which the Seller services Mortgage Loans or Mortgage Loan pools for others.

                  "SUBORDINATED LOAN AGREEMENT": the Subordinated Loan Agreement dated as of April 30, 2000 between the Seller and the Purchaser, as the same may be amended, supplemented, restated or otherwise modified.

                  "T&I PAYMENT": a recoverable payment of real estate taxes or insurance premiums in respect of a Mortgage Loan (other than a Mortgage Loan that is in bankruptcy or in the process of foreclosure) which is serviced by the Seller and which the Seller is obligated to fund under a Servicing Contract.

                  "T&I PAYMENT RECEIVABLE": on any date of determination, a valid, readily enforceable claim of the Seller against any obligor on any Mortgage Loan (other than a Mortgage Loan that is in bankruptcy or in the process of foreclosure) and the accounts of such obligor for repayment of any T&I Payment made by the Seller that is currently due from such obligor to reimburse the Seller for a T&I Payment.

                  "TERMINATION EVENT": an "Event of Default" shall occur under the Subordinated Loan Agreement; or an Event of Insolvency shall occur.

                  "WAREHOUSING AGREEMENT": The Fourth Amended and Restated Credit Agreement dated as of May 26, 1999 by and among the Seller, the Lenders party thereto and the Purchaser, as Agent, as the same has been and may hereafter be amended, supplemented, restated or otherwise modified.

                  Section 1.02 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

                  Section 1.03 COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding".

                                   ARTICLE II


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                                TERMS OF PURCHASE

                  Section 2.01 THE PURCHASES. From time to time during the Effective Period, the Seller may request that the Purchaser purchase from the Seller Eligible Receivables, together with the Related Assets with respect thereto, by delivery to the Purchaser of a properly completed Purchase Request. The Purchaser shall advise the Seller within five Business Days whether it wishes in its sole discretion to buy all of such Eligible Receivables, together with the Related Assets, on the terms set forth in such Purchase Request. This Agreement and the Purchase Requests shall evidence the terms and understanding of the parties with respect to any such purchase of Eligible Receivables, together with the Related Assets. All income, gains, profits, and losses with respect to each Eligible Receivable purchased hereunder shall be the property of the Purchaser.

                  Section 2.02 PURCHASE PRICE. The purchase price (the "Purchase Price") for each pool of Eligible Receivables, together with the Related Assets, purchased hereunder shall be equal to a percentage of the Outstanding Balance thereof or a fixed dollar amount, as set forth in the related Purchase Request.

                  Section 2.03 PAYMENT OF THE PURCHASE PRICE. On the applicable Closing Date, the Purchaser will pay the Seller the Purchase Price for the pool of Eligible Receivables purchased hereunder on such date by deposit in lawful money of the United States of America in same day funds to Seller's account number 1731-0097-1378 maintained with U.S. Bank National Association.

                  Section 2.04 PURCHASE FEE. Pursuant to the Original Agreement, the Seller agreed to pay to the Purchaser a fee (the "Purchase Fee") in the amount of $100,000. The first half of the Purchase Fee was paid on the date of, and out of the Purchase Price otherwise payable to the Seller for, the initial purchase of Receivables under the Original Agreement. The second half of the Purchase Fee shall be payable on the date of, and out of the Purchase Price otherwise payable to the Seller for, the first purchase of Receivables hereunder. The Purchase Fee shall be fully earned when paid, and the Seller shall have no right to any refund of any portion of the Purchase Fee once it has been paid.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

                  Section 3.01 CONDITIONS TO PURCHASE. The Purchaser shall not be obligated to purchase any Receivable hereunder until each of the following conditions shall have been satisfied:

                           (a) the Purchaser shall have received (i) an amendment to the UCC-1 financing statements filed in connection with the Original Agreement, executed by the Seller, naming the Seller as assignor of the Purchased Receivables and Related Assets


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         and the Purchaser as the transferee and assignee thereof, and (ii) such other similar instruments and documents as in the opinion of the Purchaser may be necessary or desirable under applicable law to perfect the Purchaser's interest in all the Purchased Receivables and Related Assets;

                           (b) the representations and warranties contained in
         Section 4.01 hereof shall be true and correct as of such Closing Date;

                           (c)      no Termination Event shall have occurred;

                           (d) with respect to any Receivable that is a Mortgage Loan, the Purchaser shall have received the following described instruments and documents prior to the Closing Date on which the applicable Mortgage Loan is being purchased hereunder:

                                    (i) the original Mortgage Note evidencing
                  such Mortgage Loan, duly endorsed in blank as follows:

                     "Pay to the order of
                     ____________________________________,
                     without recourse

                     NEW CENTURY MORTGAGE CORPORATION
                     By __________________________________
                     Title _______________________________"

                                    (ii) a copy of the Mortgage securing such
                  Mortgage Loan, certified by the closing agent to be a true and exact copy of the original Mortgage as submitted for recording;

                                    (iii) a duly executed appropriate assignment
                  of said Mortgage in blank and in recordable form;

                                    (iv) if there are any intermediate
                  assignments of said Mortgage, two copies of each such assignment, certified by the closing agent or the Seller to be a true and exact copy of the original thereof as submitted for recording;

                                    (v) if any of the foregoing documents was
                  executed on behalf of a party thereto by another Person under a power of attorney, a copy of the original executed copy of such power of attorney, certified by the closing agent to be a true and exact copy of the original thereof;

                                    (vi) if requested by the Purchaser, a copy
                  of the closing agent's settlement statement for such Mortgage Loan; and


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                                    (vii) if requested by the Purchaser, a
                  completed Seller Worksheet Concerning Applicability of Section 32 of Regulation Z (12 CFR Section 226.32) and, if said
                  Section 32 applies, copies of the disclosure and other related documentation delivered to the mortgagor, or executed by the mortgagor, evidencing compliance with said Section 32; and

                           (e) the Purchaser shall have received such additional agreements, documents and instruments as it may request, in its sole discretion, from the Seller.

                  Section 3.02 WAIVER OF CONDITIONS. The Purchaser may waive any of the conditions set forth in Section 3.01 hereof.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  Section 4.01 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants as follows:

                           (a) the Seller is a California corporation duly incorporated, validly existing and in good standing under the laws of the State of California and is duly qualified to do business and is in good standing in every jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of the Purchaser hereunder or in the Purchased Receivables and Related Assets or the ability of the Seller to perform its obligations hereunder;

                           (b) the execution, delivery and performance by the Seller of this Agreement and all other instruments and documents to be delivered by it hereunder, and the transactions contemplated hereby and thereby are within the Seller's corporate powers, and have been duly authorized by all necessary corporate action (including any necessary shareholder action) which authorization is reflected in the official records of the Seller;

                           (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement or any other document or instrument to be delivered hereunder;

                           (d) this Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms;

                           (e) except as disclosed by the Seller in writing to the Purchaser, there are no actions, suits or proceedings pending, or to the knowledge of the Seller threatened,


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         against or affecting the Seller or any of its subsidiaries, or the property of the Seller or of any of its subsidiaries, in any court, or before any arbitrator of any kind, or before or by any governmental body, which, if adversely determined, would materially adversely affect the ability of the Seller to perform its obligations under this Agreement; the Seller is not in default with respect to any order of any court, arbitrator or governmental body except for defaults with respect to orders of governmental agencies which do not materially adversely affect the ability of the Seller to perform its obligations under this Agreement;

                           (f) The execution, delivery and performance by the Seller of each Purchase Document and the carrying out of the transactions contemplated thereby does not and will not (i) violate any provision of law applicable to it, its articles or articles of incorporation or bylaws or any order, judgment or decree of any court or other agency of government binding on it, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of its contractual obligations, (iii) result in or require the creation or imposition of any Adverse Claim of any nature whatsoever upon any of its properties or assets or (iv) require any approval of shareholders or any approval or consent of any Person under any of its contractual obligations other than approvals or consents which have been obtained.

                           (g) each Receivable offered for sale to the Purchaser hereunder constitutes an Eligible Receivable on the Closing Date applicable thereto, is owned by the Seller free and clear of any Adverse Claim, and upon payment of the purchase thereof by the Purchaser, the Purchaser shall acquire a valid ownership interest in such Receivable and Related Assets free and clear of any Adverse Claim;

                           (h) no information furnished by the Seller to the Purchaser with respect to any Purchased Receivable is inaccurate in any material respect as of the date furnished to the Purchaser;

                           (i) on each Closing Date, the representations and warranties set forth in the Warehousing Agreement, the "Loan Documents" (as defined therein) and the Subordinated Loan Agreement are all true and correct as if made on such Closing Date;

                           (j) the Purchased Receivables and contracts included in the Related Assets are legal, valid and binding obligations of the applicable Obligor, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                           (k) the terms of the Purchased Receivables have not been waived, modified, altered, satisfied, impaired, cancelled, subordinated or rescinded; no instrument


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

         of subordination, waiver, alteration or modification has been executed, and the related Obligor has not been released, in whole or in part, except in connection with a written assumption agreement approved in writing by and delivered to the Purchaser;

                           (l) the representations and warranties made by the Seller and the related Obligor in each contract included in the Related Assets are true and correct in all material respects;

                           (m) no event has occurred that would, with the passage of time or with notice and the expiration of any grace or cure period, constitute a default, breach, violation or event of acceleration under any obligation of the Seller to the Obligor on any Purchased Receivable;

                           (n) the Seller is in possession of a complete set of the agreements contained in the Related Assets, except for such documents that have been delivered to the Purchaser;

                           (o) each Purchased Receivable is either a Mortgage Loan or a valid, enforceable right to retain payments on the related Mortgage Loan(s) or proceeds of the foreclosure of the related Mortgages, senior to the right of any other Person, and no condition exists as to any Receivable that will impair or materially delay payment thereof;

                           (p) as to each Purchased Receivable that is a Mortgage Loan, the representations and warranties set forth on Exhibit B hereto are true and correct; and

                           (q) no consent of any Person is required for the assignment of the Purchased Receivables to the Purchaser.

                                    ARTICLE V
                                    COVENANTS

                  The Seller hereby covenants and agrees that, so long as any Purchased Receivable is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Purchase Document, the Seller shall:

                  Section 5.01 PAYMENT OF OBLIGATION. Punctually pay or cause to be paid all Obligations payable hereunder in accordance with the terms hereof.

                  Section 5.02 FINANCIAL STATEMENTS AND OTHER REPORTS. Deliver to the Purchaser:


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                           (a) All financial statements and other reports
         required under the Subordinated Loan Agreement or the Warehousing Agreement (whether or not the same remain in effect).

                           (b) Reports in respect of the Purchased Receivables, Collections and Related Assets, in such detail and at such times as the Purchaser in its discretion may reasonably request at any time or from time to time.

                           (c) From time to time, with reasonable promptness, such further information regarding the business, operations, properties or financial condition of the Seller as the Purchaser may reasonably request.

                  Section 5.03 MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS. Preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, including, without limitation, its eligibility as lender, seller/servicer and issuer described in the Warehousing Agreement; conduct its business in an orderly and efficient manner; maintain a net worth of acceptable assets as required for maintaining the Seller's eligibility as lender, seller/servicer and issuer described under the Warehousing Agreement; and make no material change in the nature or character of its business.

                  Section 5.04 COMPLIANCE WITH APPLICABLE LAWS. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could materially adversely affect its business, operations, assets, or financial condition, except where contested in good faith and by appropriate proceedings.

                  Section 5.05 INSPECTION, VISITATION, ETC. The Seller will permit, and will cause its Subsidiaries to permit, any Person designated by the Purchaser in writing, at the Purchaser=s expense, to visit and inspect any of the properties, corporate books and financial records of the Seller or such Subsidiaries and discuss its affairs and finances with the principal officers of the Seller or such Subsidiaries and their independent public accountants, all at such times as the Purchaser shall reasonably request.

                  Section 5.06 NOTICE. Give prompt notice to the Purchaser of
(a) any action, suit or proceeding instituted by or against the Seller or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign) which action, suit or proceeding has at issue in excess of Five Hundred Thousand Dollars ($500,000), or any such proceedings threatened against the Seller or any of its Subsidiaries in a writing containing the details thereof, (b) the filing, recording or assessment of any federal, state or local tax Lien against the Seller, or any of its assets or any of its Subsidiaries, (c) the occurrence of any Termination Event or event that could, with the passage of time, the giving of notice or both, become a Termination Event, and (d) any other action, event or condition of any nature which may lead to or result in a material adverse effect upon the


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

business, operations, assets, or financial condition of the Seller and its Subsidiaries or which, with or without notice or lapse of time or both, would constitute a default under any other agreement, instrument or indenture to which the Seller or any of its Subsidiaries is a party or to which the Seller or any of its Subsidiaries, their properties or assets, may be subject.

                  Section 5.07 COVENANTS IN CREDIT AGREEMENTS. Perform all of the covenants set forth in the Subordinated Loan Agreement and the Warehousing Agreement (whether or not the same remain in effect).

                  Section 5.08 SPECIAL COVENANTS CONCERNING PURCHASED RECEIVABLES AND RELATED ASSETS.

                           (a) Warrant and defend the right, title and interest of the Purchaser in and to the Purchased Receivables, Collections and Related Assets against the claims and demands of all Persons whomsoever.

                           (b) Execute and deliver to the Purchaser such Uniform Commercial Code financing statements with respect to the Purchased Receivables, Collections and Related Assets as the Purchaser may request. The Seller shall also execute and deliver to the Purchaser such further instruments of sale, assignment or transfer, and such powers of attorney, as required by the Purchaser, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the benefits intended to be afforded the Purchaser under this Agreement.

                           (c) Maintain and, upon request, make available to the Purchaser the originals, or copies in any case where the originals have been delivered to the Purchaser, of its agreements included in the Related Assets, all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Purchased Receivables, Collections and Related Assets.

                           (d) Not amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Purchased Receivable or document included in the Related Assets.

                           (e) Not make any compromise, adjustment or settlement in respect of any Purchased Receivable, Collections or Related Assets or accept other than cash in payment or liquidation of the Purchased Receivables or Related Assets.

                           (f) Within five Business Days after receiving a written request from the Purchaser to deliver the same with respect to any Purchased Receivable that is a Mortgage Loan, the Seller shall deliver to the Purchaser the following:


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

                                    (i) All original guaranties, assignments of
                  rents and other instruments and documents relating to security for and payment of such Mortgage Loan, together with duly executed assignments thereof;

                                    (ii) A mortgagee's title insurance policy
                  (or commitment therefor) in the form of an American Land Title Association standard policy (revised coverage, most recent form) from a substantial and reputable title insurance company acceptable to the Agent in favor of the Seller insuring the lien of the Mortgage securing such Mortgage Loan (subject only to such liens and encumbrances as are generally acceptable to reputable lending institutions, mortgage investors and securities dealers) or, if such a mortgagee's title policy (or commitment therefor) is generally not available in the state in which the real property subject to such Mortgage is located, an opinion of an attorney reasonably acceptable to the Purchaser to the effect that the Mortgage securing such Mortgage Loan is a valid first lien free and clear of all other liens, encumbrances and restrictions except such as are generally acceptable to reputable lending institutions, mortgage investors and securities dealers;

                                    (iii) Evidence satisfactory to the Purchaser
                  that the premises covered by the Mortgage securing such Mortgage Loan is insured against fire and perils of extended coverage for an amount at least equal to the lesser of (i) 80% of the outstanding principal balance of such Mortgage Loan or
                  (ii) the full replacement cost of such premises;

                                    (iv) Originals, or photocopies, as the
                  Purchaser may request, of surveys (or plat maps, if surveys are not available) and all other instruments, documents and other papers pertaining to such Mortgage Loan which are in the possession or control of the Seller or which the Seller has the right to possess or control;

                                    (v) The original of each Mortgage referred
                  to in Section 3.01(d)(ii) hereof, together with satisfactory evidence of its recordation;

                                    (vi) Evidence satisfactory to the Purchaser
                  that the Seller has obtained and maintains in its files, as agent for the Seller, a FIRREA-qualifying appraisal with respect to such Mortgage Loan, which evidence may include, but is not limited to, a copy of such FIRREA-qualifying appraisal certified by the Seller to be a true and exact copy of the original thereof as maintained in the Seller's files; and

                                    (vii) Copies of all truth-in-lending
                  disclosures showing compliance with Regulation Z of the Board of Governors of the Federal Reserve

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

                  System and copies of all disclosures under the Real Estate Settlement Procedures Act of 1974, as amended.

                                   ARTICLE VI
             SELLER'S REIMBURSEMENT AND INDEMNIFICATION OBLIGATIONS

                  Section 6.01 REIMBURSEMENT OF EXPENSES. The Seller shall:
(a) pay all out-of-pocket costs and expenses of the Purchaser, including, without limitation, reasonable fees and service charges of Dorsey & Whitney LLP, counsel to the Purchaser, in connection with the preparation, negotiation, documentation, enforcement and administration of this Agreement and the other Purchase Documents; (b) pay all out-of-pocket costs and expenses of the Purchaser, including, without limitation, fees and service charges of counsel, in connection with any amendment to, and all out-of-pocket expenses of the Purchaser in connection with the administration of, this Agreement and the other Purchase Documents; (c) pay all out-of-pocket expenses of the Purchaser, including, without limitation, fees and service charges of counsel, in connection with the enforcement of this Agreement, the other Purchase Documents and the Purchased Receivables; and
(d) indemnify, pay, and hold harmless the Purchaser from and against any and all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

                  Section 6.02 INDEMNITIES BY THE SELLER; REPURCHASE OF PURCHASED RECEIVABLES. Without limiting any other rights which the Purchaser may have hereunder or under applicable law, the Seller shall indemnify and hold harmless the Purchaser and any of its officers, directors, employees, agents, successors or assigns (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation, the reasonable fees and disbursements of counsel of the Indemnitees (including allocated costs of internal counsel) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto) which may be imposed upon, incurred by or asserted against such Indemnitees in any manner relating to or arising out of this Agreement or any other Purchase Document or any of the transactions contemplated hereby or thereby (the "Indemnified Liabilities"); provided, however, that the Seller shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities arising solely from (i) the gross negligence or willful misconduct of such Indemnitee; (ii) except as otherwise specifically provided in this Agreement, losses, costs and expenses relating to uncollectible Purchased Receivables, or (iii) any income taxes incurred by an Indemnitee arising out of or as a result of this Agreement and the other Purchase Documents. Without limiting or being limited by the foregoing, the Seller shall on demand (i) pay to each Indemnified Party any and all amounts necessary to indemnify such Indemnitee from and against any and all Indemnified Liabilities relating to or resulting from, and/or (ii) repurchase the related Purchased Receivable(s) if:

                           (a) any Receivable which on the applicable Closing Date did not constitute an Eligible Receivable;

                           (b) reliance on any representation or warranty by the Seller contained in this Agreement, which shall have been false or incorrect in any material respect when made;

                           (c) the failure by the Seller at any time prior to, on or, for as long as Seller remains the Servicer, after the applicable Closing Date to comply with any applicable law, rule or regulation with respect to any Purchased Receivable or Related Assets, or the nonconformity of any Purchased Receivable or Related Assets with any such applicable law, rule or regulation;

                           (d) the failure to vest in the Purchaser on the applicable Closing Date an undivided ownership interest in any Purchased Receivable or Related Asset, free and clear of any Adverse Claim, or any action by the Seller which the Purchaser has requested in writing that the Seller not take or any inaction which the Purchaser has requested in writing that the Seller take and which action or inaction either (i) divests the Purchaser of an undivided ownership interest therein, or (ii) subjects any Purchased Receivable or Related Asset with respect thereto to any Adverse Claim whether existing at such Closing Date or at any subsequent time;

                           (e) the failure by the Seller to comply with any covenant or agreement set forth in this Agreement or any other Purchase Document;

                           (f) the failure to have recorded or filed, or any delay in recording or filing of, financing statements or other similar instruments or documents under the laws of any applicable jurisdiction or other applicable laws with respect to any Purchased Receivables, Collections and Related Assets;

                           (g) any investigation, litigation or proceeding related to this Agreement or the ownership of any Purchased Receivables, Collections and Related Assets other than an investigation, litigation or proceeding resulting form the gross negligence or willful misconduct of such Indemnitee;

                           (h) any investigation, litigation or proceeding resulting from the claim of the Seller, any Obligor or any other Person that the Purchaser, by virtue of its purchase of Purchased Receivables, Collections and Related Assets or otherwise, has undertaken any obligations of the Seller with respect to any agreements contained in the Related Assets;

                           (i) any action or inaction on the part of the Seller in servicing any Purchased Receivables, or any failure of the Seller to service any Receivables in accordance with the requirements of this Agreement; and

                           (j) a determination that any claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Purchased Receivable is valid as of the applicable Closing Date (including, without limitation, a defense based on such Purchased Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms).

Any repurchase required pursuant to the terms of this Section 6.02 shall be at a price calculated by the Purchaser to be the portion of the related Repurchase Option Price related to the affected Purchase Receivables, adjusted (if applicable) to account for the date of repurchase.

                  Section 6.03 CONTRIBUTION. To the extent that the undertaking to indemnify, pay and hold harmless as set forth in this Agreement may be unenforceable because it is violative of any law or public policy, the indemnifying party shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment pursuant hereto shall be recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

                  Section 6.04 SURVIVAL. The undertakings of the Seller and the Purchaser set forth in this Article VI shall survive the termination of this Agreement.

                                   ARTICLE VII
                           SELLER'S REPURCHASE OPTION

                  Section 7.01 SELLER'S REPURCHASE OPTION. The Seller may, on the Repurchase Option Date set forth in the applicable Purchase Request, repurchase 100% of the Outstanding Balance of all Purchased Receivables described in such Purchase Request by paying to the Purchaser the Repurchase Price therefor on such Repurchase Option Date (the "Repurchase Date"), which shall be no less than two Business Days after the Purchaser's receipt of the Seller's notice of exercise of option to repurchase such Purchased Receivable.

                  Section 7.02 REPURCHASE PRICE. In the case of any repurchase by the Seller of any Purchased Receivable pursuant to the provisions of Section 7.01 hereof, the Seller shall, on the applicable Repurchase Date, pay to the Purchaser an amount (the "Repurchase Price") equal to a percentage of the Outstanding Balance thereof or a fixed dollar amount, as set forth in the related Purchase Request, less the aggregate amount collected by the Servicer and remitted to the Purchaser in respect of such Purchased Receivables. The Seller shall have no right to rescind its option to repurchase any Purchased Receivable once notice of exercise has been given to the Purchaser.

                                  ARTICLE VIII
                          ADMINISTRATION AND COLLECTION

                  Section 8.01 DESIGNATION OF SERVICER. The servicing, administering and collection of the Purchased Receivables shall be conducted by such Person (the "Servicer") so designated by the Purchaser from time to time in accordance with this Section 8.01. The Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof without charge to the Purchaser. The Purchaser agrees to provide the Seller with five Business Days' prior notice (a "Successor Notice") of a designation of a new Servicer. The Seller agrees that it will terminate its activities hereunder as Servicer on the Business Day following the date specified in the Successor Notice as the effective date of the designation of the new Servicer. At any time following the termination of Seller's activities as Servicer as described in this Section 8.01, the Purchaser may at any time designate as Servicer any Person (including itself) to succeed Seller or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

                  Section 8.02 DUTIES OF SERVICER. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Purchased Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence. The Purchaser hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 8.01 hereof, to enforce its rights and interests in and under the Purchased Receivables and the Related Assets. The Servicer shall hold in trust for the Purchaser all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Purchased Receivables.

                  Section 8.03 REMITTANCE OF COLLECTIONS AND PROCEEDS. The Servicer shall receive all payments on the Purchased Receivables, including the proceeds of any collection, as agent for the benefit of the Purchaser. The Servicer shall hold such payments in trust, for the benefit of the Purchaser, and shall remit to the Purchaser the full amount of each such payment on the first Business Day of the week after the week in which such payment is received or, if sooner, on the related Repurchase Date. Following such remittances, the Purchaser shall mark its records to reflect such remittances, which notations shall be presumed to be accurate until the contrary is established.

                  Section 8.04 LIMITATION ON SERVICER'S AUTHORITY. Notwithstanding anything to the contrary herein contained, the Servicer shall not, without the prior written consent of the Purchaser:

                           (1) forgive or reduce any principal or interest due
                  under any Purchased Receivable;

                           (2) extend the due date of any Purchased Receivable;

                           (3) release any Obligor; or

                           (4) agree to any amendments, modifications or waivers
                  of any Purchased Receivable.

                  Section 8.05 STANDARD OF CARE. The standard of care to be exercised by the Servicer in the performance of its duties under this Agreement shall not be less than the standard of care the Servicer exercises in administering and servicing other similar rights to payment held entirely for the Servicer's own account. While performing its duties under this Agreement, the Servicer shall be acting as a fiduciary for the Purchaser, responsible to protect the rights and interests of the Purchaser with respect to the Purchased Receivables, the Collections and the Related Assets. During the period of any ownership of any improved real property owned by the Servicer (on behalf of the Purchaser) after the foreclosure, or acceptance of a deed or other conveyance in lieu of foreclosure, on the property securing any Mortgage Loan that is a Purchased Receivable or Related Asset, the Seller shall take such actions as the Purchaser may direct with respect to the management, completion of construction (if required), maintenance, repair or improvement of such real property, and as to any sale, transfer, or other disposition thereof. On a weekly basis, the Servicer shall provide advice to the Purchaser of the date and amount of all Collections in respect of Purchased Receivables received by the Servicer for such week. Within two (2) Business Days after receiving a request from the Purchaser, the Servicer will furnish to the Purchaser a statement, certified by the Servicer to be true and correct, setting forth for each Purchased Receivable the Outstanding Balance thereof. The Servicer will from time to time deliver to the Purchaser such other information, materials and advice as the Purchaser may reasonable request. The Servicer shall not assign, subcontract, or delegate all or any portion of its responsibility for servicing any Purchased Receivable without the prior written consent of the Purchaser.

                                   ARTICLE IX
                                    REMEDIES

                  Section 9.01 REMEDIES.

                           (a) Upon the occurrence of any Event of Insolvency, the amount of all Obligations shall automatically become due and payable, without presentment, demand or other requirements of any kind, all of which are hereby expressly waived by the Seller.

                           (b) Upon the occurrence of any other Termination Event, the Purchaser may, by notice to the Seller, declare all Obligations to be immediately due and payable, whereupon the same shall forthwith become due and payable.

                           (c) Upon the occurrence of any Termination Event, the Purchaser may also do any of the following:

                                    (1) Notify all obligors in respect of the
                  Purchased Receivables and Related Assets that all payments thereon are to be made directly to the Purchaser or such other party as may be designated by the Purchaser; settle, compromise, or release, in whole or in part, any amounts owing on any Receivables or Related Assets, any such Obligor or any portion of any Purchased Receivables or Related Assets, on terms acceptable to the Purchaser; where any Purchased Receivable is in default, foreclose on and enforce liens or security interests securing such Purchased Receivable by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure; and enforce payment and prosecute any action or proceeding with respect to any Purchased Receivables or Related Assets.

                                    (2) Require the Seller to assemble the
                  Related Assets and/or books and records relating thereto and make such available to the Purchaser or a third party designated by the Purchaser at a place to be designated by the Purchaser or such designee.

                                    (3) Enter onto property where any
                  agreements, documents or instruments related to any Purchased Receivables, Collections and Related Assets or books and records relating thereto are located and take possession thereof with or without judicial process.

                                    (4) Act, or contract with a third party to
                  act, as servicer or subservicer of any Purchased Receivable requiring servicing and perform all obligations required in connection with Purchased Receivables, such third party's reasonable fees to be paid by the Seller.

                                    (5) Prepare any Purchased Receivables or
                  Related Assets for disposition in any manner and to the extent the Purchaser deems appropriate.

                                    (6) Retain all Collections and all proceeds
                  of any sale or other disposition of any Purchased Receivables or Related Assets, as provided herein.

                           (d) The Purchaser may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce any Purchased Receivables. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Purchaser in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, together with interest thereon, at a per annum interest rate equal to sixteen percent (16.00%) per annum, from the time of payment until repaid, shall be payable by the Seller to the Purchaser hereunder and recoverable by the Seller.

                           (e) No failure on the part of the Purchaser to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by the Purchaser of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without intending to limit the foregoing, all defenses based on the statute of limitations are hereby waived by the Seller to the extent permitted by law. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

                  Section 9.02 RIGHT OF SET-OFF. If the Seller shall default in the payment of the Obligation when due, the Purchaser, shall have the right, at any time and from time to time, without notice, to set-off and to appropriate or apply any and all property or indebtedness of any kind at any time held or owing by the Purchaser to or for the credit or the account of the Seller (against and on account of the Obligations of the Seller), irrespective of whether or not the Purchaser shall have made any demand hereunder and whether or not said Obligations shall have matured.

                                    ARTICLE X
                                  MISCELLANEOUS

                  Section 10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing and signed by (i) the Seller and the Purchaser (with respect to an amendment) or (ii) the Purchaser (with respect to a waiver or consent by it) or (iii) the Seller (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  Section 10.02 NOTICES, ETC. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; PROVIDED, HOWEVER, that any notice to the Purchaser under Article II or Article VII hereof shall be deemed to have been given only when received by the Purchaser.

                  Section 10.03 ATTORNEY-IN-FACT. The Seller appoints the Purchaser as the Seller's attorney-in-fact, with full power of substitution, to perform any act which the Seller herein has agreed to perform but has failed to do so, which appointment is irrevocable and coupled with an interest.

                  Section 10.04 NO WAIVER; REMEDIES. No failure on the part of the Purchaser or the Seller to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 10.05 TERMS BINDING UPON SUCCESSORS; SURVIVAL OF REPRESENTATIONS. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and, subject to Section 10.06 hereof, assigns. All representations, warranties, covenants and agreements herein contained on the part of the Seller shall survive the sale of the Purchased Receivables, Collections and Related Assets and shall be effective so long as any Purchased Receivable is outstanding or there remain any Obligations to be paid or performed.

                  Section 10.06 ASSIGNMENT; SALE OF PURCHASED MORTGAGE LOANS. This Agreement may not be assigned by the Seller. The Purchaser may, at any time in its sole and absolute discretion, sell any Purchased Receivable and its related rights hereunder to any Person. Any such assignee shall have all of the rights of the Purchaser hereunder with respect to such Purchased Receivables purchased hereunder and the related Collections and Related Assets. The Seller authorizes the Purchaser to disclose to any assignee, participant or prospective assignee or participant any and all information in the Purchaser's possession concerning the Seller, this Agreement or the affected Purchased Receivables.

                  Section 10.07 INTEGRATION. All exhibits to this Agreement shall be deemed to be part of this Agreement. This Agreement and the exhibits hereto embody the entire agreement and understanding between the Seller and the Purchaser with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the Seller and the Purchaser with respect to the subject matter hereof and thereof.

                  Section 10.08 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

                  Section 10.09 CONSENT TO JURISDICTION. AT THE OPTION OF THE PURCHASER, THIS AGREEMENT AND THE OTHER PURCHASE DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE SELLER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE SELLER

COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE PURCHASER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

                  Section 10.10 WAIVER OF JURY TRIAL. THE SELLER AND THE PURCHASER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER PURCHASE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  Section 10.11 TAXES. The Seller shall pay any and all excise, stamp, sales and other taxes and fees payable or determined to be payable by the Seller under the laws of the State of Minnesota in connection with the execution, delivery, filing and recording of this Agreement, the other documents to be delivered hereunder or any amendments thereto, or the acquisition of ownership of the Purchased Receivables and the Related Assets.

                  Section 10.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                  Section 10.13 EFFECT ON ORIGINAL AGREEMENT. On the initial Closing Date, each "Purchased Receivable" outstanding under the Original Agreement shall become a Purchased Receivable hereunder. From and after such date, the rights and obligations of the Seller and the Purchaser with respect to such Purchased Receivables shall be governed by this Agreement, and the Original Agreement shall have been amended and restated in its entirety by this Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                            NEW CENTURY MORTGAGE CORPORATION


                            By  /s/ Patti M. Dodge
                               ------------------------------------
                               Its  SVP
                                   ----------------------------------

                            18400 Von Karman, Suite 1000
                            Irvine, CA 92612
                            Attention:  Patti M. Dodge, Senior Vice President
                            Fax:     949-224-5762




                            U.S. BANK NATIONAL ASSOCIATION


                            By  /s/ Edwin Jenkins
                               ------------------------------------
                               Its  Senior Vice President
                                   ----------------------------------

                            U.S. Bank National Association
                            601 Second Avenue South
                            Minneapolis, MN 55402-4302
                            Attention:  Edwin D. Jenkins, Senior Vice President
                            Fax:     612-973-0826



                     [Signature Page to Purchase Agreement]
                                       S-1

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                            NEW CENTURY MORTGAGE CORPORATION


                            By  /s/ Patti M. Dodge
                               ------------------------------------
                               Its  SVP
                                   ----------------------------------

                            18400 Von Karman, Suite 1000
                            Irvine, CA 92612
                            Attention:  Patti M. Dodge, Senior Vice President
                            Fax:     949-224-5762




                            U.S. BANK NATIONAL ASSOCIATION



                            By  /s/ Edwin Jenkins
                               ------------------------------------
                               Its  Senior Vice President
                                   ---------------------------------

                            U.S. Bank National Association
                            601 Second Avenue South
                            Minneapolis, MN 55402-4302
                            Attention:  Edwin D. Jenkins, Senior Vice President
                            Fax:     612-973-0826



                     [Signature Page to Purchase Agreement]
                                       S-1

                                   [LETTERHEAD]

U.S. Bank National Association
U.S. Bank Place
Minneapolis, Minnesota  55480

Eligible Receivables described on the attached list are requested to be purchased by U.S. Bank National Association (the "Purchaser") on July 31, 2000 pursuant to the Restated Purchase Agreement dated as of July 31, 2000 between the Purchaser and the undersigned. Capitalized terms used herein are as defined in said Purchase Agreement.

         Purchase Price:   $10,000,000.00
                          ------------------------
         Repurchase Option Date:  August 7, 2000
                                 -----------------
         Repurchase Price:   10,023,333.33
                            ----------------------

Please credit NCMC Account 1731-0097-1378.  Thank you.

                                             Sincerely,


                                             NEW CENTURY MORTGAGE
                                             CORPORATION


                                             By:  /s/ Patti M. Dodge
                                                 -----------------------------
                                             Its:  SVP
                                                  ----------------------------

Accepted:

U.S. BANK NATIONAL ASSOCIATION



By: /s/ Edwin Jenkins
   ------------------------------------
Its:  Senior Vice President
    ---------------------------------